UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Proportional Representation Preferred Linked Stock, par value $0.0001 per share	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2023, Purple Innovation, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Coliseum Capital Management, LLC, a Delaware limited liability company (“Coliseum”) (and, solely for purposes of releases and dismissing litigation under the terms of the Cooperation Agreement, Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, Dawn Zier, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P.), in connection with the previously disclosed action entitled Coliseum Capital Management, LLC v. DiCamillo et al., C.A. No. 2023-0220-PAF (the “Action”) and contested solicitation of proxies (the “Contested Solicitation”) with respect to the election of directors at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Company and Coliseum previously entered into a memorandum of understanding related to the Contested Solicitation and the Action, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2023. Capitalized terms not defined herein have, unless otherwise indicated herein, the meanings ascribed to such terms in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time (as defined in the Cooperation Agreement), the Company will (i) increase the size of the Company’s board of directors (the “Board”) from seven (7) to eight (8) directors; (ii) accept the resignations of Pano Anthos and Paul Zepf as directors; (iii) appoint Adam Gray as Chair of the Board; (iv) appoint S. Hoby Darling, R. Carter Pate, and Erika Serow (the “New Directors”) as directors to fill the vacancies created by the increase in the size of the Board and resignations of Mr. Anthos and Mr. Zepf; and (v) appoint Gary DiCamillo as chair of the Nomination & Governance Committee of the Board. Gary DiCamillo will continue to serve as Lead Independent Director. The Company has agreed to nominate the New Directors, in addition to the incumbent directors, for election at the 2023 Annual Meeting and to nominate Scott Peterson for election as a director at the 2023 Annual Meeting to fill the seat of Dawn Zier, who previously notified the Company that she will not be standing for reelection at the 2023 Annual Meeting.

In addition, substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company will (i) amend its Corporate Governance Guidelines for Operation of the Board of Directors and adopt a Lead Independent Director Charter to provide for the responsibilities of the Lead Independent Director; (ii) amend the Company’s Second Amended and Restated Bylaws to include references to the Company’s Lead Independent Director Charter; (iii) terminate the stockholder rights agreement adopted by the Company on September 25, 2022 and agree not to adopt a new stockholder rights agreement without Coliseum’s prior consent during the term of the Cooperation Agreement; (iv) cause all outstanding shares of the Company’s Proportional Representation Preferred Linked Stock (the “PRPLS”) to be redeemed and agree not to issue any similar security or take any other action that would change the stockholder voting standards from those in effect prior to the issuance of the PRPLS during the term of the Cooperation Agreement; and (v) terminate the Special Committee of the Board.

At the 2023 Annual Meeting and the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), Coliseum will cause all of the common stock that Coliseum or any of its affiliates has the direct or indirect right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted (i) in favor of each of the candidates for election on the Company’s slate of nominees for election to the Board, (ii) against any stockholder nominations for any other directors, and (iii) against any proposals or resolutions to remove any member of the Board other than for cause.

Coliseum has agreed to be bound by customary standstill restrictions, including, among others, agreements not to acquire additional shares of the Company’s securities that would cause Coliseum’s ownership of Voting Securities to exceed 44.4% of the total outstanding Common Stock (other than acquisitions directly from the Company), engage in proxy solicitations and related matters, form or join any “group” with respect to shares of the Company, encourage others to pursue a “contested solicitation,” or make any public proposals, subject to certain exceptions. Further, Coliseum has agreed to condition any proposal from it or any of its affiliates to acquire the Company or all or substantially all of the outstanding stock of the Company held by stockholders unaffiliated with Coliseum on (i) such transaction being negotiated by, and subject to the approval of, a special committee of directors of the Board who are independent with respect to Coliseum and disinterested under Delaware law and (ii) a nonwaivable condition that such transaction be approved by the affirmative vote of the holders of a majority of the Company’s outstanding common stock not beneficially owned by Coliseum or its affiliates or other parties with a material conflict of interest in such transaction.

Each party has agreed to release the other party, as soon as practicable following the Effective Time, from all claims against the other prior to the date of the Cooperation Agreement arising from the facts underlying the Action. As soon as practicable following the Effective Time and full performance of certain covenants under the Cooperation Agreement, the parties will file a stipulation of dismissal of the Action.

The Company will reimburse Coliseum for all out of pocket fees, costs, and expenses incurred in connection with the Action, provided that such amount shall not exceed $4 million in the aggregate. The Company will pay all out of pocket fees, costs, and expenses incurred by the Special Committee to the extent legally required by the terms of the relevant engagements.

Unless otherwise mutually agreed to in writing by each party (including Disinterested Director Approval), the Cooperation Agreement will terminate (x) if the Effective Time shall not have occurred by such date and time, 5:00 p.m. New York City time on April 28, 2023, and (y) on the day following the date on which the 2024 Annual Meeting is held.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

On April 19, 2023, pursuant to the Cooperation Agreement, the Company agreed (i) to terminate the stockholder rights agreement adopted by the Company on September 25, 2022 and agreed not to adopt a new stockholder rights agreement prior to the termination of the Cooperation Agreement without Coliseum’s prior consent, and (ii) to redeem all outstanding shares of PRPLS and agreed not to issue any similar security or take any other action prior to the termination of the Cooperation Agreement that would change the stockholder voting standards from those in effect prior to the issuance of the PRPLS.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Resignation of Directors

Substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, pursuant to the Cooperation Agreement, and not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices, Pano Anthos and Paul Zepf will resign as directors of the Company. At the time of their resignations, Mr. Anthos served on the Audit Committee and Nomination & Governance Committee of the Board and Mr. Zepf served as Chair of the Board.

Appointment of New Directors to Board

Substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company will increase the size of the Board to eight (8) directors and appoint S. Hoby Darling, R. Carter Pate, and Erika Serow to the Board. In addition, Adam Gray will be appointed as Chair of the Board and Gary DiCamillo will be appointed Chair of the Nomination & Governance Committee, with each appointment occurring substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time.

Mr. Darling, Mr. Pate, and Ms. Serow will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s Definitive Proxy Statement filed with the SEC on April 1, 2022. Except as otherwise disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between any of the New Directors and any other persons pursuant to which they were appointed to the Board and none of the New Directors have direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The disclosure set forth in Item 1.01 above is incorporated herein by reference. In connection with the Company’s entry into the Cooperation Agreement, substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company will amend and restate its bylaws in their entirety to reflect the changes described above. The resulting Third Amended and Restated Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Changes in the Third Amended and Restated Bylaws include, but are not limited to, references to the Company’s Lead Independent Director Charter.

The foregoing summary of the Third Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

The PRPLS redemption payment record date will be as of April 28, 2023.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws
10.1	Cooperation Agreement dated April 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023	PURPLE INNOVATION, INC.

	By:	/s/ Casey K. McGarvey
Casey K. McGarvey
Chief Legal Officer, Secretary

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